EXHIBIT 16.1

                         LIVINGSTON, WACHTELL & Co., LLP
                          Certified Public Accountants
                 29 Broadway, 25th Floor New York, NY 10006-3208
                                Established 1919



                                                 September 8, 2004



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K Current Report dated September 8, 2004 of Media Net Group Technologies, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of Media Net Group Technologies, Inc. contained therein.


                                        Very truly yours,




                                        /s/ Livingston Wachtell & Co., LLP




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